Exhibit 4.3

AMENDMENT TO

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT TO REGISTRATION RIGHTS AGREEMENT is adopted, executed, and entered into on May 1, 2023 (this “Amendment”) by and among Ardent Health Partners, LLC, a Delaware limited liability company (the “Company”), EGI-AM Investments, L.L.C., a Delaware limited liability company (“EGI”), and Pure Health Capital Americas 1 SPV RSC LTD, a restricted scope company organized and existing under the laws of the Abu Dhabi Global Market (“Pure Health”).

WHEREAS, the Company, EGI, and certain other equityholders of the Company are party to that certain Registration Rights Agreement, dated as of July 3, 2015 (the “Agreement”);

WHEREAS, capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Agreement;

WHEREAS, Pure Health Medical Supplies, LLC, a limited liability company organized and existing under the laws of the United Arab Emirates (“PHMS”) assigned its rights to purchase certain membership interests in the Company to Pure Health, pursuant to that certain Membership Interest Purchase Agreement (as amended, the “Purchase Agreement”), dated as of September 1, 2022, by and among EGI, PHMS, and the Tag-Along Sellers (as defined therein);

WHEREAS, as of the date hereof, Pure Health became an equityholder of the Company;

WHEREAS, Section 13(c) of the Agreement provides that the Parties may amend, modify or waive the Agreement only pursuant to a written agreement executed by the Company and the Investors holding a majority of the Registerable Securities then-outstanding; and

WHEREAS, pursuant to Section 13(c) of the Agreement, the Company and EGI, being the holder of a majority of the Registerable Securities, desire to amend the Agreement as set forth herein to add Pure Health as a party to the Agreement.

NOW, THEREFORE:

1.	Pure Health shall become a party to and be bound by the provisions of the Agreement as an Investor, subject to its execution and delivery of a counterpart signature page to the Agreement.

2.	Pure Health is hereby included in the definition of “Investors” and the definition of the “Parties” as referenced in the recitals to the Agreement.

3.

Pure Health hereby agrees to become a party to, be bound by, and comply with the provisions of the Registration Rights Agreement as an Investor in the same manner as if Pure Health were an original signatory to the Registration Rights Agreement.

4.	Other than as set forth in this Amendment, all of the terms and conditions of the Agreement shall continue in full force and effect.

5.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.

The validity, performance, construction, and effect of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws thereof and all parties, including their successors and assigns, consent to the jurisdiction of the courts of the State of Delaware.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the Company signs this Amendment as of the date first set forth above.

COMPANY

ARDENT HEALTH PARTNERS, LLC

By:	/s/ Marty Bonick
Name: Marty Bonick
Title: President

[Signature Page to Amendment to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned Investor signs this Amendment as of the date first set forth above.

INVESTOR

EGI-AM INVESTMENTS, L.L.C.

By:	/s/ Philip G. Tinkler
Name: Philip G. Tinkler
Title: Vice President

[Signature Page to Amendment to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned Investor signs this Amendment as of the date first set forth above.

INVESTOR

PURE HEALTH CAPITAL AMERICAS 1 SPV RSC LTD

By:	/s/ Hamad Salem Al Ameri_
Name: Hamad Salem Al Ameri
Title: Authorized Signatory

By:	/s/ Farhan Malik
Name: Farhan Malik
Title: Authorized Signatory

Address for notices:

Pure Health Capital Americas 1 SPV RSC LTD

c/o Pure Health Medical Supplies, LLC

Khalifa Park, Ministries Complex

PO Box 5151

Abu Dhabi, United Arab Emirates

Email: [***]

Attention: Nasr Abuzaid

With a copy (not constituting notice) to:

Norton Rose Fulbright US LLP

1301 McKinney, Suite 5100

Houston, Texas 77010-3095

E-mail: [***]

Attention: Debra Hatter; Purvi Maniar

[Signature Page to Amendment to Registration Rights Agreement]